Exhibit 5.1

Troutman Pepper Locke LLP 111 Huntington Avenue, 9th Floor Boston, MA 02199 troutman.com

April 27, 2026

Velo3D, Inc.

2710 Lakeview Court

Fremont, CA 94538

Re: Underwritten Offering

Ladies and Gentlemen:

We have acted as counsel to Velo3D, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company (the “Offering”) of 3,571,428 shares (the “Shares”) of common stock, par value $0.00001 per share, of the Company, pursuant to an Underwriting Agreement, dated as of April 27, 2026, by and between the Company and Cantor Fitzgerald & Co., acting as representative of the several underwriters named in Schedule I thereto (the “Underwriting Agreement”).

The Shares are being offered and sold by the Company pursuant to the Company’s effective shelf Registration Statement on Form S-3 (File No. 333-294876) (as amended from time to time, the “Registration Statement”) filed with Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the base prospectus included in the Registration Statement (the “Prospectus”) and the prospectus supplement related to the Offering, dated April 27, 2026, and filed with the Commission under Rule 424(b) of the Securities Act on April 27, 2026 (the “Prospectus Supplement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus and the Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Shares.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Certificate of Incorporation, and the Second Amended and Restated Bylaws of the Company, each as amended to date, (ii) certain resolutions of the Board of Directors of the Company related to the Offering, the authorization and issuance of the Shares and related matters, (iii) the Registration Statement, the Prospectus and the Prospectus Supplement (iv) the Underwriting Agreement, and (v) such other records, documents and instruments as we have deemed relevant and necessary for purposes of the opinion stated herein. In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

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Velo3D, Inc. April 27, 2026 Page 2

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that, as of the date hereof, when the Shares shall have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to your filing this opinion as an exhibit to the Current Report on Form 8-K, dated the date hereof, filed by the Company and incorporated by reference into the Registration Statement and to the reference to our firm in the Prospectus Supplement under the heading “Legal Matters.” In rendering this opinion and giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Pepper Locke LLP

Troutman Pepper Locke LLP